     As filed with the Securities and Exchange Commission on April 21, 1998
                                  Registration No. _____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                  XIRCOM, INC.
               (Exact name of issuer as specified in its charter)

             CALIFORNIA                                  95-4221884
 -----------------------------------       ----------------------------------
   (STATE OF INCORPORATION)                (IRS EMPLOYER IDENTIFICATION NO.)

                          2300 Corporate Center Drive
                        Thousand Oaks, California 91320
                    (Address of Principal Executive Offices)

                             ----------------------

                             1992 STOCK OPTION PLAN

                                      AND

                       1994 EMPLOYEE STOCK PURCHASE PLAN

                                      AND

                             1995 STOCK OPTION PLAN

                                      AND

                      1997 PATENT AWARD STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------

                              Steven F. DeGennaro
                            Chief Financial Officer
                                  XIRCOM, INC.
                          2300 Corporate Center Drive
                        Thousand Oaks, California 91320
                    (Name and address of agent for service)
                                 (805) 376-9300
         (Telephone number, including area code, of agent for service)

                             ----------------------

                                    Copy to:
                             Howard S. Zeprun, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                          Palo Alto, California 94304
                           Telephone:  (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
    Title of                               Proposed              Proposed
Securities to be       Amount to       Maximum Offering      Maximum Aggregate       Amount of
   Registered        be Registered      Price Per Share       Offering Price      Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value

Upon exercise of     900,000 shs.       $14.97(1)             $13,473,000(1)          $3,974.54
   options under
   1992 Stock
   Option Plan

Upon exercise of     200,000 shs.       $14.97(1)             $ 2,994,000(1)          $  883.23
   options under
   1994 Employee
   Stock Purchase
   Plan

Upon exercise of     300,000 shs.       $14.97(1)             $ 4,491,000(1)          $1,324.85
   options under
   1995 Stock
   Option Plan

Upon exercise of     250,000 shs.       $14.97(1)             $ 3,742,500(1)          $1,104.04
   options under
   1997 Patent
   Award Stock
   Option Plan


TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $7,286.66

- --------------------
(1) Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee on the basis of the average between the high and low price of the Registrant's Common Stock as reported on the Nasdaq National Market on April 16, 1998.

=============================================================================

                                 XIRCOM, INC.
                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The contents of the Registration Statement on Form S-8, file number 33-49170, filed by the Company with the Securities and Exchange Commission on July 2, 1992.

     2. The Company's Annual Report on Form 10-K for the year ended September 30, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3. The Company's Quarterly Report on Form 10-Q for the quarter ending December 31, 1997, filed pursuant to Section 13 of the Exchange Act.

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated February 11, 1992, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

     Section 204 of the General Corporation Law of the State of California ("California Law") authorizes a corporation to adopt a provision in its articles of incorporation eliminating the personal liability of directors to corporations and their shareholders for monetary damages for breach or alleged breach of directors' "duty of care." Following a California corporation's adoption of such a provision, its directors are not accountable to corporations and their shareholders for monetary damages for conduct constituting negligence (or gross negligence) in the exercise of their fiduciary duties; however, directors continue to be subject to equitable remedies such as injunction or rescission. Under California Law, a director also continues to be liable for (1) a breach of his or her duty of loyalty; (2) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) illegal payments of dividends; and (4) approval of any transaction from which a director derives an improper personal benefit. The adoption of such a provision in the articles of incorporation also does not limit directors' liability for violations of the federal securities laws.

     Section 317 of the California Law makes a provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). An amendment to Section 317 provides that the indemnification provided by this section is not exclusive to the extent additional rights are authorized in a corporation's articles of incorporation.

   The Company has adopted provisions in its Amended Articles of Incorporation which eliminate the liability of its directors for monetary damages and authorize the Company to indemnify its officers, directors and other agents to the fullest extent permitted by law.

ITEM 8.  EXHIBITS.
         --------

         Exhibit
         Number           Description
         -------          -----------
         4.1              1992 Stock Option Plan, as amended.

         4.2              1994 Employee Stock Purchase Plan, as amended

         4.3              1995 Stock Option Plan, as amended.

         4.4              1997 Patent Award Stock Option Plan.

         5.1 Opinion of counsel as to legality of securities being registered.

        23.1              Consent of Ernst & Young, LLP, independent auditors.

        24.2              Consent of counsel (contained in Exhibit 5.1).

        25.1              Power of Attorney (see page II-4).

ITEM 9.  UNDERTAKINGS.
         ------------

         A.      The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act") each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act that registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Thousand Oaks, State of California, on April 21, 1998.

                                        XIRCOM, INC.

                                        By: /s/ DIRK I. GATES
                                            ----------------------------------
                                            Dirk I. Gates, Chairman, President
                                            and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dirk I. Gates and Steven F. DeGennaro, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.
         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                                 Date
------------------------------        ----------------------------------------------------
 /s/ DIRK I. GATES                    President and Chief Executive         April 21, 1998
 --------------------------------     Officer and Director (Principal
 (Dirk I. Gates)                      Executive Officer)

 /s/ STEVEN F. DEGENNARO              Vice President, Finance and           April 21, 1998
 --------------------------------     Chief Financial Officer (Principal
 (Steven F. DeGennaro)                Accounting Officer)

 /s/ MICHAEL F. G. ASHBY              Director                              April 21, 1998
 --------------------------------
 (Michael F. G. Ashby)

 /s/ KENNETH J. BIBA                  Director                              April 21, 1998
 --------------------------------
 (Kenneth J. Biba)

 /s/ GARY J. BOWEN                    Director                              April 21, 1998
 --------------------------------
 (Gary J. Bowen)

  /s/ J. KIRK MATHEWS                 Director                              April 21, 1998
 --------------------------------
 (J. Kirk Mathews)

 /s/ WILLIAM J. SCHROEDER             Director                              April 21, 1998
 --------------------------------
 (William J. Schroeder)

 /s/ DELBERT W. YOCAM                 Director                              April 21, 1998
 --------------------------------
 (Delbert W. Yocam)

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                DESCRIPTION
--------        ------------------------------------------------------
     4.1        1992 Stock Option Plan, as amended

     4.2        1994 Employee Stock Purchase Plan, as amended

     4.3        1995 Stock Option Plan, as amended

     4.4        1997 Patent Award Stock Option Plan

     5.1 Opinion of counsel as to legality of securities being registered

    23.1        Consent of Ernst & Young, LLP, Independent Auditors

    24.2        Consent of Counsel (Contained in Exhibit 5.1.)

    25.1 Power of Attorney (included in signature pages to this registration statement)